 October 24, 2014  Procter & Gamble Earnings Release:Q1 FY 2015 Results

 Jul – Sept 2014 (Q1 FY 15)Business Results

 Jul – Sept 14 (Q1 FY 15) ResultsOrganic Sales Growth*  Organic sales grew 2% and were in-line or ahead of year ago in all reporting segments.  4%  3%  4%  * Restated for Pet Care  2%  2%

 Jul – Sept 14 (Q1 FY 15) ResultsMarket Share   Global value share ~20% % of Sales Holding/Growing Share ~50%

 Jul – Sept 14 (Q1 FY 15) ResultsCore EPS Growth*  Core EPS growth includes 260 basis points of operating margin improvement driven by productivity savings.  * Restated for Pet Care

 Jul – Sept 14 (Q1 FY 15) ResultsCurrency Neutral Core EPS Growth*  Excluding the impact of foreign exchange, currency-neutral core earnings per share increased 9% for the quarter.   * Restated for Pet Care

 Results To-DateNon-Core Restructuring Spending*  * Restated for Pet Care    FY 15  ($MM Before Tax)  JAS  Cost of Goods Sold  94  SG&A  3  Total Non-Core Restructuring  97

 Business Segments

 Jul – Sept 14 (Q1 FY 15) Results Beauty, Hair & Personal Care Segment  +1% Pricing, Flat MixOrganic Sales: Flat Developed, Flat DevelopingP&G global value share declined 0.5 points versus year agoNet Earnings: Productivity improvements and pricing were partly offset by currency headwinds.  Organic Sales  Organic Volume  Net Earnings  3%  -1%  Flat

Jul – Sept 14 (Q1 FY 15) Results
Beauty, Hair & Personal Care – Organic Sales

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Hair Care	+	~=	+
Skin Care	-	-	-
Personal Cleansing	+	-	+
Deodorants	+	+	~=
Cosmetics	+	-	+
Prestige	-	-	-
Salon Professional	+	+	+

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

 Hair Care organic sales were up low single digits behind growth in North America, Latin America and China. Pantene US organic sales grew mid-single digits with share about flat in the quarter and up 0.6 points in September behind the product & packaging innovation launched last January supported by trial, media and value investments.Skin Care organic sales declined as growth in Regenerist in the U.S. was offset by declines in other boutiques. Personal Cleansing organic sales grew low single digits as growth in Developing regions behind Safeguard was partly offset by competitive activity in Developed regions.Antiperspirants and deodorants (APDO) sales were up mid-single digits, and global value share increased 0.5 points. Old Spice volume grew double digits behind successful commercial innovation in the U.S. and distribution expansion.Cosmetics organic sales grew mid-single digits behind successful innovation on Max Factor, mainly in India, Middle East Africa (IMEA) and Europe with share up 0.5 points and 0.8 points, respectively.Organic sales in Prestige decreased mid-single digits versus a base period that included initiative launches on Lacoste & Gucci. This more than offset Hugo Boss growth behind the Boss Ma Vie & Boss Bottled Unlimited innovation launched during the June quarter.Salon Professional organic sales were up. Sales in developing markets increased mid-single digits due to strong market growth and distribution gains.   Jul – Sept 14 (Q1 FY 15) ResultsBeauty, Hair & Personal Care Highlights

Jul – Sept 14 (Q1 FY 15) Results
Grooming Segment


3%
Flat
-2%
Organic Sales
Organic Volume
Net Earnings

- +4% Pricing, -2% Mix
- Organic Sales: ↓ Low singles Developed, ↑ Mid-singles Developing
- P&G global value share flat versus year ago
- Net Earnings: Pricing and productivity improvements were partially offset by mix and FX headwinds.

Jul – Sept 14 (Q1 FY 15) Results

Grooming – Organic Sales

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Blades & Razors	~=	-	+
Pre & Post Shave	-	-	-
Braun & Appliances	+	+	~=

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

 Blades & Razors global value share was up 0.6 points versus year ago. Organic sales growth behind innovation and pricing was offset by market volume decline in Developed regions.Appliances shipments increased due to continued leverage of key innovation like Cooltec (Japan/US) and the launch of Series 9 shavers (Germany).  Jul – Sept 14 (Q1 FY 15) ResultsGlobal Grooming Highlights

Jul – Sept 14 (Q1 FY 15) Results
Health Care Segment


6%
4%
22%
Organic Sales
Organic Volume
Net Earnings

- +1% Pricing, +1% Mix
- Organic Sales: ↑ Mid-singles Developed, ↑ High singles Developing
- P&G global value share declined 0.1 points versus year ago
- Net Earnings grew ahead of sales behind productivity savings.

Jul – Sept 14 (Q1 FY 15) Results
Health Care – Organic Sales

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Oral Care	+	+	+
Personal Health Care	+	~=	+

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

Jul – Sept 14 (Q1 FY 15) Results
Global Health Care Highlights

- Oral Care organic sales increased high single digits driven by innovation including the new Sensi-Stop Strips in the U.S., and growth in recent toothpaste expansion markets globally.

- Personal Health Care sales grew versus year ago. In the U.S., volume increased behind the launch and pipeline fill of Vicks QlearQuil and Metamucil innovation, partly offset by competitive challenges in the stomach remedies category.

Jul – Sept 14 (Q1 FY 15) Results
Fabric & Home Care Segment


Flat
1%
-9%
Organic Sales
Organic Volume
Net Earnings

- -1% Pricing, Flat Mix
- Organic Sales: ↓ Low singles Developed, ↑ Mid-singles Developing
- P&G global value share increased 0.3 points versus year ago
- Net Earnings: Productivity savings were more than offset by pricing, mix, commodities and currency headwinds.

Jul – Sept 14 (Q1 FY 15) Results

Fabric & Home Care – Organic Sales

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Fabric Care	~=	-	+
Home Care	~=	~=	+
Batteries	-	-	~=
P&G Professional	+	+	+

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

 Fabric Care volume increased low single digits, and organic sales were flat. Value share is up 0.4 points. Europe and Asia grew mid-single digits largely behind the expansion of unit-dose and Unstopable innovations, while organic sales declined in Developed Markets due to market contraction and pricing investments to address competitive price gaps. U.S. Fabric Care value share grew 1.2 points with Tide up 2.0 share points behind the launch of our innovation bundle in the March quarter and recent investments in pricing.Home Care organic sales were in-line versus year ago. Europe and Asia led the growth behind strong innovation offsetting the decline in the U.S. driven by innovation launches in the base period.Global batteries value share increased 1.2 points, with all regions growing share. Batteries volume declined mid-single digits, mainly due to a high base period behind innovation and distribution expansion.   Jul – Sept 14 (Q1 FY 15) ResultsGlobal Fabric & Home Care Highlights

Jul – Sept 14 (Q1 FY 15) Results

Baby, Feminine & Family Care Segment


4%
Flat
14%
Organic Sales
Organic Volume
Net Earnings

- +2% Pricing, +2% Mix
- Organic Sales: ↑ Low singles Developed, ↑ High singles Developing
- P&G global value share declined 0.4 points versus year ago
- Net Earnings: Productivity savings and pricing more than offset currency headwinds and commodity cost inflation.

Jul – Sept 14 (Q1 FY 15) Results
Baby, Feminine & Family Care – Organic Sales

By Category	Organic Sales Growth IYA		
	Global	Developed	Developing
Baby Care	+	+	+
Feminine Care	+	+	+
Family Care	-	-	-

• + represents growth above 1%, ~= represents growth of 1% to decline of 1%; - represents decline greater than1%.

Jul – Sept 14 (Q1 FY 15) Results
Global Baby, Feminine & Family Care Highlights

- Baby Care organic sales increased mid-single digits behind pricing to offset devaluation in Developing regions. In the U.S., value share was up 3 points versus year ago behind continued momentum from the innovation implemented in last year's September quarter.

- Feminine Care organic sales increased double digits driven by our Adult Incontinence launch in North America, U.K. and France.

- Family Care organic sales were down mid-single digits due to value interventions in the U.S. and competitive challenges in Mexico.

Fiscal Year 2015 Guidance

 FY 2015 GuidanceOrganic Sales & EPS Growth    FY’15  Organic Sales Growth  Low to Mid-Single Digits  Currency  -2%  All-in Sales Growth  In-line to Low Single Digits      Core Earnings Per Share Growth  Mid-Single Digits  All-in Earnings Per Share Growth  -2% to -5%  Constant $ Earnings Per Share Growth  Double digit

 FY 2015 GuidanceCash Generation & Usage  Free Cash Flow Productivity: ~ 90%Capital Spending, % Sales: 4% to 5%Dividends: ~$7BShare Repurchase: $5-7B

 FY 2015 GuidanceRisks Not Included in Guidance  Further currency weaknessUnrest in the Middle East and Eastern EuropeFurther pricing controls and import restrictionsAny major portfolio moves (incl. Nanfu battery JV sale)Further market size contraction

 Forward Looking Statements  Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectation and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. Risks and uncertainties to which our forward-looking statements are subject include: (1) the ability to achieve business plans, including growing existing sales and volume profitably and maintaining and improving margins and market share, despite high levels of competitive activity, an increasingly volatile economic environment, lower than expected market growth rates, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus, and/or increasing competition from mid- and lower tier value products in both developed and developing markets; (2) the ability to successfully manage ongoing acquisition, divestiture and joint venture activities to achieve the Company’s overall business strategy, as well as cost and growth synergies in accordance with the stated goals of these transactions, and without impacting the delivery of base business objectives; (3) the ability to successfully manage ongoing organizational changes and achieve productivity improvements designed to support our growth strategies, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; (4) the ability to manage and maintain key customer relationships; (5) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (6) the ability to successfully manage regulatory, tax and legal requirements and matters (including, but not limited to, product liability, patent, intellectual property, price controls, import restrictions, environmental and tax policy) and to resolve pending matters (including the pending competition law inquiries in Europe) within current estimates; (7) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as suppliers, contractors and external business partners; (8) the ability to successfully implement, achieve and sustain cost improvement plans and efficiencies in manufacturing and overhead areas, including the Company's outsourcing arrangements; (9) the ability to successfully manage volatility in foreign exchange rates, as well as our debt and currency exposure (especially in certain countries with currency exchange, import authorization or pricing controls, such as Venezuela, Argentina, China, India and Egypt); (10) the ability to maintain our current credit rating and to manage fluctuations in interest rate, increases in pension and healthcare expense, and any significant credit or liquidity issues; (11) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company's significant geographical markets, due to a wide variety of factors, including but not limited to, terrorist and other hostile activities, natural disasters and/or disruptions to credit markets, resulting from a global, regional or national credit crisis; (12) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (13) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (14) the ability to successfully manage increases in the prices of commodities, raw materials and energy, including the ability to offset these increases through pricing actions; (15) the ability to develop effective sales, advertising and marketing programs; (16) the ability to stay on the leading edge of innovation, maintain the positive reputation of our brands and ensure trademark protection; and (17) the ability to rely on and maintain key information technology systems and networks (including Company and third-party systems and networks), the security over such systems and networks, and the data contained therein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

The Procter & Gamble Company: Reg G Reconciliation of Non-GAAP measures

In accordance with the SEC's Regulation G, the following provides definitions of the non-GAAP measures used in Procter & Gamble's October 24, 2014 earnings call and associated slides with the reconciliation to the most closely related GAAP measure.  The measures provided are as follows:

1.	Organic Sales Growth—pages 1 and 2
2.	Core EPS and Currency-neutral Core EPS—pages 3 and 4
3.	Core Operating Profit Margin—page 5
4.	Core Gross Margin—page 5
5.	Core Selling, General & Administrative Expenses (SG&A) as a % of Net Sales—page 5
6.	Core Effective Tax Rate—page 6
7.	Free Cash Flow—page 6
8.	Adjusted Free Cash Flow Productivity – page 6

1. Organic Sales Growth:
Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of acquisitions, divestitures and foreign exchange from year-over-year comparisons.  We believe this provides investors with a more complete understanding of underlying sales trends by providing sales growth on a consistent basis.  Organic sales is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of reported sales growth to organic sales is as follows:

JAS 2014	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
Beauty, Hair and Personal Care	(1)%	1%	0%	0%
Grooming	(1)%	1%	0%	0%
Health Care	6%	0%	0%	6%
Fabric Care and Home Care	(2)%	2%	0%	0%
Baby, Feminine and Family Care	1%	2%	1%	4%
Total P&G	0%	1%	1%	2%

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
FY 2015 (Estimate)	Low single digit	2%	0%	Low-to-mid single digit
*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

Organic Sales—Prior Periods

Total P&G	Net Sales Growth	Foreign Exchange Impact	Acquisition/ Divestiture Impact*	Organic Sales Growth
JAS 2013	2%	2%	0%	4%
OND 2013	1%	2%	0%	3%
JFM 2014	0%	3%	1%	4%
AMJ 2014	(1)%	2%	1%	2%
JAS 2014	0%	1%	1%	2%
*Acquisition/Divestiture Impact includes volume and mix impacts of acquired and divested businesses, as well as rounding impacts necessary to reconcile net sales to organic sales.

2. Core EPS and Currency-neutral Core EPS:  Core EPS is a measure of the Company's diluted net earnings per share from continuing operations excluding charges in both years for incremental restructuring due to increased focus on productivity and cost savings, and charges in FY 2015 for balance sheet remeasurement impacts from Venezuela and the impairment in our Batteries business.  We do not view these items to be part of our sustainable results.  We believe the Core EPS measure provides an important perspective of underlying business trends and results and provides a more comparable measure of year-on-year earnings per share growth.  Core EPS is also one of the measures used to evaluate senior management and is a factor in determining their at-risk compensation.
Currency-neutral Core EPS is a measure of the Company's Core EPS excluding the impact of foreign exchange.  We believe the currency-neutral Core EPS measure provides a more comparable view of year-on-year earnings per share growth.

The table below provides a reconciliation of diluted net earnings per share to Core EPS and Core EPS to Currency-neutral Core EPS:

	JAS 14	JAS 13
Diluted Net Earnings Per Share	$0.69	$1.04
Earnings from Discontinued Operations	(0.01)	(0.01)
Diluted Net Earnings Per Share from continuing operations	0.68	1.03
Incremental Restructuring	0.03	0.02
Venezuela Balance Sheet Remeasurement	0.04	-
Goodwill & Intangible Impairment	0.32	-
Core EPS	$1.07	$1.05
Percentage change vs. prior period	2%
Currency Impact to Earnings	0.07
Currency-neutral Core EPS	$1.14
Percentage change vs. prior period	9%

Note – All reconciling items are presented net of tax.  Tax effects are calculated consistent with the nature of the underlying transaction.

Total P&G	Diluted EPS Growth	Impact of Incremental Non-Core Charges to EPS Growth	Core EPS Growth
FY 2015 (Estimate)	-2% to -5%	Approximately 8%	Mid-single digit

Core EPS—Prior Periods

	JAS 13	JAS 12	OND 13	OND 12	JFM 14	JFM 13	AMJ 14	AMJ 13
Diluted Net Earnings Per Share	$1.04	$0.96	$1.18	$1.39	$0.90	$0.88	$0.89	$0.64
Earnings from Discontinued Operations	($0.01)	($0.01)	($0.01)	($0.01)	($0.01)	($0.01)	-	-
Diluted Net Earnings Per Share from Continuing Operations	$1.03	$0.95	$1.17	$1.38	$0.89	$0.87	$0.89	$0.64
Incremental Restructuring	$0.02	$0.09	$0.03	$0.04	$0.04	$0.03	$0.04	$0.02
Venezuela Devaluation Impacts	-	-	-	-	$0.10	$0.08	-	-
Charges for European Legal Matters	-	$0.01	-	-	-	-	$0.02	$0.04
Gain on Buyout of Iberian JV	-	-	-	($0.21)	-	-	-	-
Impairment Charges	-	-	-	-	-	-	-	$0.10
Significant Adjustment to Income Tax Reserve	-	-	-	-	-	-	-	-
Rounding	-	($0.01)	-	-	($0.01)	-	-	($0.01)
Core EPS	$1.05	$1.04	$1.20	$1.21	$1.02	$0.98	$0.95	$0.79
Percentage change vs. prior period	1%		-1%		4%		20%
Currency impact to earnings	$0.08		$0.11		$0.12		$0.04
Currency-neutral Core EPS	$1.13		$1.31		$1.14		$0.99
Percentage change vs. prior period	9%		8%		16%		25%

3. Core Operating Profit Margin: This is a measure of the Company's Operating Margin adjusted for charges in both years for incremental restructuring due to increased focus on productivity and cost savings, and charges in FY 2015 for balance sheet remeasurement impacts from Venezuela and the impairment in our Batteries business:
	JAS 14	JAS 13
Operating Profit Margin	14.1%	19.8%
Goodwill and Intangible Impairment	4.7%	-
Incremental Restructuring	0.4%	0.3%
Venezuela Balance Sheet Remeasurement	0.7%	-
Core Operating Profit Margin	19.9%	20.1%
Basis point change	-20

4. Core Gross Margin: This is a measure of the Company's gross margin adjusted for charges in both years for incremental restructuring due to increased focus on productivity and cost savings:

	JAS 14	JAS 13
Gross Margin	49.2%	49.2%
Incremental Restructuring	0.4%	0.3%
Rounding	0.1%	-
Core Gross Margin	49.7%	49.5%
Basis point change	20

5. Core Selling, General and Administration Expense (SG&A) as a percentage of sales: This is a measure of the Company's SG&A as a percentage of sales adjusted for charges in both years for incremental restructuring due to increased focus on productivity and cost savings, and charges in FY 2015 for balance sheet remeasurement impacts from Venezuela:

	JAS 14	JAS 13
SG&A as a % of NOS	30.4%	29.5%
Incremental Restructuring	-	-
Venezuela Balance Sheet Remeasurement	-0.7%	-
Rounding	-	-0.1%
Core SG&A as a % of NOS	29.7%	29.4%
Basis point change	30

6. Core Effective Tax Rate:  This is a measure of the Company's tax rate adjusted for the current and prior year tax impacts related to the impacts of incremental restructuring and charges in FY 2015 for balance sheet remeasurement impacts from Venezuela and the impairment in our Batteries business:
	JAS 14	JAS 13
Effective Tax Rate	29.0%	23.7%
Goodwill and Intangible Impairment	-6.4%	-
Incremental Restructuring	0.1%	-0.1%
Venezuela Balance Sheet Remeasurement	-0.1%	-
Core Tax Rate	22.6%	23.6%

7. Free Cash Flow: Free cash flow is defined as operating cash flow less capital spending.   We view free cash flow as an important measure because it is one factor in determining the amount of cash available for dividends and discretionary investment.

The reconciliation of free cash flow is provided below (amounts in millions):

	Operating Cash Flow	Capital Spending	Free Cash Flow
JAS 2014	$3,633	$810	$2,823

8. Adjusted Free Cash Flow: Adjusted free cash flow productivity is defined as the ratio of free cash flow to net earnings excluding impairment charges.  The Company's long-term target is to generate annual free cash flow at or above 90 percent of net earnings.  Adjusted free cash flow productivity is also a measure used to evaluate senior management and is a factor in determining their at-risk compensation.

The reconciliation of adjusted free cash flow productivity is provided below (amounts in millions):

	Free Cash Flow	Net Earnings	Impairment Charges	Net Earnings Excl. Impairment Charges	Adjusted Free Cash Productivity
JAS 2014	$2,823	$2,020	$932	$2,952	96%